Exhibit 10.7

FORM OF RESTRICTED STOCK UNIT AGREEMENT FOR (GERMANY)

Ashland Global Holdings Inc.

2021 Omnibus Incentive Compensation Plan

Participant:
Number of Restricted Stock Units:
Grant Date:
Vesting Dates:	1/3 on
1/3 on
1/3 on

1.
Grant. Ashland Global Holdings Inc. (“Ashland”) hereby grants to the above-named Participant (the “Participant”) ___________ Restricted Stock Units (the “Award”) pursuant to the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Restricted Stock Unit Agreement (this “Agreement”), in order to provide the Participant with an additional incentive to continue his or her services to Ashland and its Affiliates and to continue to work for the best interests of Ashland. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.
2.
Value. Each Restricted Stock Unit represents the contingent right (as set forth herein) of the Participant to receive a Share in accordance with this Agreement. Ashland confirms this Award to the Participant, of the number of Restricted Stock Units (“RSUs”) set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.
3.
Vesting. Following acceptance of this Award by the Participant, as provided for hereunder, the applicable number of RSUs set forth above will become vested on the applicable vesting date set forth above (the applicable “Vesting Date”).
4.
Forfeiture. Except as otherwise provided below or as otherwise determined by the Committee, in the event the Participant ceases to be a director, officer, employee or consultant of Ashland or its Affiliates for any reason prior to a Vesting Date, all RSUs which have not vested prior to such cessation shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.

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010-9158-0768/1/AMERICAS

5.
Death, Disability or Retirement. If the Participant’s employment by the Company is terminated due to the Participant’s death, Disability or Retirement, prior to a Vesting Date, the remaining unvested RSUs will be pro-rated through the last day worked and the vesting would be accelerated. Such pro-ration shall be calculated by a method determined by the Committee in its sole discretion.
6.
Definitions.
(a)
For purposes of this Agreement, “Retirement” shall mean a termination of employment for any reason that is a “separation from service” within the meaning of Section 409A of the Code, after attaining age 55 and having at least ten (10) years of credited service with the Company or any Affiliate.
(b)
For purposes of this Agreement, “Disability” shall mean a total and permanent disability as defined in section 22(e)(3) of the Code.
7.
Time of Payment and Taxation. The Shares underlying any RSUs that become vested in accordance with this Agreement will be delivered within thirty (30) days after such RSUs become vested as provided herein, subject to tax deductions and withholding as set forth in Section 9(d) of the Plan. The Company will withhold from the Award the number of shares to satisfy the minimum statutory withholding requirement.
8.
Responsibility for Taxes. Regardless of any action Ashland, or any of its Affiliates, including the Employer, takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Award (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that Ashland and its Affiliates, including the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSUs, the vesting of the RSUs and any payments in settlement of any vested RSUs, and (b) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

If the Participant is subject to taxation in more than one jurisdiction, the Participant acknowledges and agrees that the Employer and/or other Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, the Participant expressly and explicitly consents to the withholding methods as provided for hereunder. All other Tax-Related Items related to the RSUs shall be the Participant’s sole responsibility.

9.
Dividends. While this Award is outstanding, on each date that cash dividends are paid to holders of Shares, the Participant will be credited with a number of additional RSUs equal to (1) the product of the number of outstanding RSUs held by the Participant as of the date of record for such dividend times the per share cash dividend amount, divided by (2) the closing stock price of Shares on the date of record for such dividend. Such additional RSUs will be subject to all the terms and conditions of this Agreement and the Plan and to the same vesting conditions and restrictions as the underlying RSUs to which they relate.

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10.
Fractional Shares. Notwithstanding any other provision of this Agreement or the Plan to the contrary, in the event the Participant is credited with any fractional RSUs as a result of any Dividends prior to a Vesting Date, such fractional RSUs shall not vest as of such Vesting Date, but shall instead be treated as an RSU that is scheduled to vest on the subsequent Vesting Date; provided, further, that any fractional RSUs that remain outstanding on the final Vesting Date (or such other date on which all remaining outstanding RSUs become vested in accordance with this Agreement) shall be rounded up to a whole RSU and shall vest in accordance with this Agreement.
11.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to a Vesting Date and while the Award remains outstanding.
12.
Nontransferability. The Participant may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate any rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her. The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
13.
No Right to Employment. Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or any of its Affiliates.
14.
Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its Affiliates and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland and its Affiliates and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
15.
Electronic Delivery and Participation. Ashland may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Ashland or a third party designated by Ashland.
16.
Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the Award), and hereby accepts this Award and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Award. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

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17.
No Advice Regarding Grant. Ashland, its Affiliates and the Employer are not providing any tax, legal or financial advice, nor is Ashland, its Affiliates or the Employer making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
18.
Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Code, and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Ashland reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to prevent taxation under Section 409A of the Code.
19.
Restrictive Covenants. In consideration of this Award, the Participant agrees that during the Participant’s employment and the twelve (12) month period following the Participant’s termination of employment with Ashland or its Affiliates for any reason (the “Covenant Period”), without the written consent of Ashland, the Participant will not:

(i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or

(ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:

(a) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason; or

(b) disclose proprietary or confidential information of Ashland or any of its Affiliates to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its Affiliates;

provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the Securities and Exchange Commission (the “SEC”); (2) providing proprietary or confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely

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for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within the Covenant Period for any reason Ashland may: (x) cancel this Award, (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the Code and such elimination or reduction would trigger a tax or penalty under Section 409A of the Code, to or on behalf of the Participant in an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay Ashland an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award at any time following the third anniversary of the vesting of the Award (or the applicable portion thereof). To the extent a longer Covenant Period is specified in another agreement between the Participant and Ashland or its Affiliates, the provisions of this section 15 shall be extended to apply to such longer period.

20. Acknowledgement and Waiver. The Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by Ashland, is discretionary in nature and may be modified, amended, suspended or terminated by Ashland at any time;
(b)
the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)
all decisions with respect to future grants, if any, will be at the sole discretion of Ashland;
(d)
the Participant is participating voluntarily in the Plan;
(e)
this Award and any resulting benefits are not intended to replace any pension rights or compensation;

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(f)
this Award and any resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments and in no event should be considered as compensation for, or relating in any way to, past services for Ashland, its Affiliates or the Employer;
(g)
unless otherwise agreed with Ashland, the RSUs and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Affiliate;
(h)
this Award will not be interpreted to form an employment contract or relationship with Ashland, any of its Affiliates or the Employer;
(i)
the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;
(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment (for any reason whatsoever and whether or not in breach of local labor laws).

21. Acceptance. This Award of Restricted Stock Units is subject to the Participant’s on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. The right to the Restricted Stock Units under the Plan shall expire if not accepted by __________, 20__.

By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). A copy of these documents can be found on the Company’s intranet or your Fidelity account and may also be obtained by contacting the Company’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and, in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Global Holdings Inc. has caused this instrument to be executed and delivered effective as of the day and year first above written.

Ashland Global Holdings Inc.

Eileen Drury, Vice-President Human Resources

By:  ______________________

Name: ___________________

Date:  ____________________

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